EXHIBIT 23.2


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                      INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.



We consent to the use in this Registration Statement of Kranem Corporation, dba Learningwire.com on Form SB-2, of our report dated July 30, 2004, appearning in the Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Cordovano and Honeck, P.C.
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Cordovano and Honeck, P.C.
Denver, Colorado
December 8, 2004